EXHIBIT 99

SP Plus Corporation Announces Fourth Quarter and Full-Year 2020 Results

-- Full-Year 2020 Operating Cash Flow of $40.2 million and Free Cash Flow of $28.7 million --

-- Reinstates Full-Year Guidance; Expects 2021 Gross Profit of $140 - $160 Million and G&A of $75 - $85 Million --

Fourth Quarter Highlights

- Business Activity In Line With Expectations
- Certain Compensation Programs Had an Outsized Impact on G&A Costs
- Technology Leadership and Scale Continue to Drive New Business
- Strong Operating Cash Flow and Free Cash Flow

CHICAGO, Feb. 17, 2021 (GLOBE NEWSWIRE) -- SP Plus Corporation (Nasdaq:SP), a leading provider of technology-driven mobility solutions for aviation, commercial, hospitality and institutional clients throughout North America, today announced its fourth quarter and full year 2020 results.

Commentary

Marc Baumann, Chief Executive Officer, stated, “Our business model continued to demonstrate its resilience in the fourth quarter, as increased holiday travel offset reduced activity in certain geographies due to the resurgence of COVID-19 infections. As a result, gross profit remained steady on a sequential basis, after adjusting for the previously disclosed early termination fees that benefitted the third quarter. The sequential increase in reported G&A was due to increased compensation costs, including restoration of the previously announced pay reductions as well as the impact of other compensation programs that normally would have been spread across several quarters.

“Our scale, client-centric culture and industry-leading technology strengthened our ability to navigate difficult, pandemic-driven business conditions throughout 2020. We had many new business wins, adding over 200 new locations in our Commercial Segment, while new business activity in our Aviation Segment was at its highest level in several years. At existing locations, many of our clients have expanded the scope of our services.

“At the same time, we made structural changes that improved our visibility and reduced our costs for the long-term. We exited 117 leases in the Commercial segment and converted almost 50 leases to management contracts, which tend to have greater predictability, and have considerably reduced our G&A run-rate.

“Our technology leadership has been a key driver of our ability to gain new business. We are a single-source provider of a suite of technology solutions that enable frictionless mobility. These solutions include prepaid reservations, on-demand payment and mobile point of sale capabilities, along with remote and on-site parking management. We also have a suite of services geared toward aviation, cruise and hospitality clients that aim to Make Travel Easier®. While we have focused on providing our technology solutions to existing clients, these solutions can also be used on a stand-alone basis, which substantially expands the addressable market for our Sphere™Technology by SP+ offerings.”

Financial Summary

In millions except per share	Three Months Ended December 31, 2020		Three Months Ended December 31, 2019
	Reported	Adjusted (1)	Reported	Adjusted (1)
Gross profit (2)	$32.0	$34.6	$54.3	$54.3
General and administrative expenses (2)	$23.5	$22.5	$28.2	$28.2
Net income attributable to SP Plus(2)	$0.5	$0.5	$8.8	$11.8
Net income per share (EPS) (2)	$0.02	$0.02	$0.41	$0.55
EBITDA (1),(2)	NA	$11.8	NA	$25.4
Net cash provided by operating activities	$12.3	NA	$21.0	NA
Free cash flow (1)	$9.8	NA	$16.0	NA

In millions except per share	Twelve Months Ended December 31, 2020		Twelve Months Ended December 31, 2019
	Reported	Adjusted (1)	Reported	Adjusted (1)
Gross profit (2)	$30.4	$128.6	$228.1	$228.1
General and administrative expenses (2)	$85.4	$77.3	$109.0	$107.7
Net (loss) income attributable to SP Plus(2)	($172.8)	$9.3	$48.8	$60.5
Net (loss) income per share (EPS) (2)	($8.21)	$0.44	$2.20	$2.73
EBITDA (1),(2)	NA	$51.4	NA	$117.5
Net cash provided by operating activities	$40.2	NA	$76.0	NA
Free cash flow (1)	$28.7	NA	$60.3	NA

(1) Refer to the disclosure regarding use of non-GAAP financial measures and the accompanying financial tables for a reconciliation of all non-GAAP financial measures to U.S. GAAP.

(2) Adjusted gross profit, adjusted general and administrative expenses, adjusted net income attributable to SP Plus, adjusted earnings per share attributable to SP Plus (“adjusted EPS”), and adjusted earnings before interest, income taxes, depreciation and amortization (“adjusted EBITDA”) are all non-GAAP financial measures that exclude, for the periods presented, (a) restructuring, acquisition and integration related costs, including severance costs resulting from COVID-19, (b) impairment charges, (c) the amortization of acquired intangible assets, (d) gain/loss on termination of joint ventures, and (e) non-routine tax items. Please refer to the accompanying financial tables for a reconciliation of these adjusted measures to U.S. GAAP.

Fourth Quarter Operating Results

Reported gross profit in the fourth quarter of 2020 was $32.0 million, a decrease from reported gross profit of $54.3 million in the same quarter of 2019, due primarily to reduced business activity as a result of the pandemic. Excluding $2.6 million in non-cash lease impairment charges, adjusted gross profit in the fourth quarter of 2020 was $34.6 million, compared to $54.3 million in the year ago quarter a decrease of 36% primarily due to reduced business activity as a result of the pandemic.

Reported general and administrative (“G&A”) expenses for the 2020 fourth quarter were $23.5 million compared to $28.2 million in the same period of 2019, a decrease of $4.7 million, or 17%. Excluding $0.6 million in severance and restructuring costs, as well as $0.3 million in non-cash lease impairment charges, adjusted G&A expenses for the fourth quarter of 2020 were $22.5 million, a decrease of $5.7 million or 20% from the same quarter in 2019. Reported and adjusted G&A declined year-over-year due primarily to actions taken to lower costs and discretionary spending in light of COVID-19.

Reported net income attributable to SP Plus was $0.5 million, or $0.02 per share, in the fourth quarter of 2020, compared to $8.8 million, or $0.41 per share, in the same period of 2019. Fourth quarter 2020 reported net income attributable to SP Plus included $0.6 million of severance and restructuring costs, as well as $2.9 million in non-cash lease impairment charges, and $4.2 million of non-routine net tax benefits. Excluding these charges and benefit as well as the amortization of acquired intangibles, fourth quarter 2020 adjusted earnings per share was $0.02, compared to adjusted earnings per share of $0.55 for the fourth quarter of 2019.

Full Year Operating Results

Reported full year 2020 gross profit was $30.4 million, as compared to gross profit of $228.1 million in the same period of 2019. Reported gross profit in 2020 included $97.1 million in non-cash lease impairment charges related to the write-down of right-of-use operating lease assets, as well as $1.1 million for severance and restructuring costs. Excluding these charges, which were largely attributable to the COVID-19 crisis, adjusted gross profit for full year 2020 was $128.6 million, as compared to $228.1 million a year ago. The year-over-year decrease in adjusted gross profit was due to reduced business activity as a result of the pandemic, as well as charges related to provision for credit losses and legal settlements, partially offset by early contract termination fees related to certain aviation contracts received in the third quarter of 2020.

Reported G&A expenses for full year 2020 were $85.4 million as compared to $109.0 million in the same period of 2019, a decrease of $23.6 million, or 22%. Adjusting for $6.5 million in severance and restructuring costs, as well as $1.6 million in non-cash lease impairment charges, adjusted G&A expenses were $77.3 million, a decrease of $30.4 million, or 28% year-over-year. Adjusted G&A for the full year 2020 was below the comparable period in 2019 due primarily to actions taken to lower compensation and related costs, as well as discretionary spending, in light of the pandemic.

Reported net loss attributable to SP Plus and reported net loss per share was $172.8 million and $8.21 per share, respectively, for the full year 2020 as compared to net income of $48.8 million, or $2.20 per share, in the same period of 2019. Reported net loss attributable to SP Plus in 2020 included $234.0 million in various non-cash lease, intangible and goodwill impairment charges as well as $7.6 million in severance and restructuring charges. Excluding these items, as well as the amortization of acquired intangibles and other non-routine items, adjusted earnings per share was $0.44 for the full year 2020, as compared to $2.73 per share in the same period of 2019.

The Company generated solid net cash from operations and free cash flow in fiscal 2020 of $40.2 million and $28.7 million, respectively, as compared to $76.0 million of net cash from operations and $60.3 million of free cash flow in the same period of 2019. Disciplined focus on reducing accounts receivable as well as strategic cash management contributed to the year’s net cash from operations and positive free cash flow.

2021 Outlook

Mr. Baumann concluded, “We appreciate the dedication of our leadership team and all employees, as well as the support of our clients and their customers, all of which enabled us to remain operational throughout the pandemic and provide services at all active locations. This was one of the most challenging periods in our Company’s history, and we appreciate the collaborative ways in which we were able to work internally and with clients to achieve the best possible outcomes.

“While we expect that COVID-19 will continue to impact our clients and our business in 2021, improved visibility leads us to reinstate annual guidance on gross profit and G&A expenses. Based on our current outlook, we expect gross profit for full-year 2021 to range between $140 million and $160 million, and full-year 2021 G&A to be in the range of $75 million to $85 million. In addition, we expect to generate higher free cash flow in 2021 than in 2020. Gross profit guidance is based on our assumption that business activity levels in the first half of 2021 will be similar to the second half of 2020, adjusted for seasonality, with a pick-up in activity taking place in the second half of the year.

“At the onset of the pandemic, we increased our credit line by $45 million out of an abundance of caution. Given our expectation of higher free cash flow in 2021, we reduced the size of our revolving credit facility by $45 million in connection with a recently executed amendment that will give us additional flexibility and availability under our revised covenants.

“We see significant growth opportunities on the horizon that we believe will continue in 2021 and beyond. First, our ability to facilitate mobility in ways that eliminate inefficiencies, reduce friction and alleviate congestion is of critical importance during this health crisis, and we expect they will remain top of mind for clients and consumers for the foreseeable future.

“Second, because many experts believe there is significant pent-up demand for leisure travel, we expect that the need and desire to maintain safe distancing, alleviate congestion, and engage in touch-free transactions will be more important than ever when significant leisure travel resumes. This will play right into our sweet spot, as we have the programs and tools in place to accommodate the returning travelers.

“Third, the pandemic has driven consumer behavior change as it relates to shared-mobility and car ownership. We believe that for the foreseeable future, the preference will be for commuters to use their personal vehicles, which will increase the need for off-street parking and more actively managed on-street parking.

“Finally, many of our competitors have struggled financially or been operationally distracted during the pandemic. We believe this presents an opportunity to gain market share as we strengthen our national account relationships, leverage our differentiated technology offerings, and promote our marketing programs and revenue optimization capabilities. These capabilities become ever more important in sectors that were especially hard hit by the pandemic as our clients look to rapidly increase their revenues and recapture customers. SP+ is well suited to meet this challenge.”

Conference Call

The Company’s quarterly earnings conference call will be held at 4:00 p.m. (CT) on February 17, 2021 and will be available live and in replay to all analysts and investors through a webcast service. To listen to the live call, individuals are directed to the Company’s Investor Relations page at http://ir.spplus.com at least 15 minutes early to register and download and install any necessary audio software. For those who cannot listen to the live broadcast, replays will be available shortly after the call on the SP Plus website and can be accessed for 30 days after the call.

About SP+

SP+ facilitates the efficient movement of people, vehicles and personal belongings with the goal of enhancing the consumer experience while improving bottom line results for our clients. The Company provides professional parking management, ground transportation, remote baggage check-in and handling, facility maintenance, security, event logistics, and other technology-driven mobility solutions to aviation, commercial, hospitality, healthcare and government clients across North America. For more information visit www.spplus.com.

You should not construe the information on those websites to be a part of this release. SP Plus Corporation’s annual reports filed on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K are available on the Internet at www.sec.gov and can also be accessed through the Investor Relations section of the SP Plus website.

Cautionary Note Regarding Forward-Looking Statements

This release and the attached tables contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including the statements under the caption “2021 Outlook”, expectations regarding gross profits, G&A, revenue volatility, actions to limit discretionary spending, impacts of COVID-19 on our business, and other statements regarding expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these statements by using words such as “expect”, “anticipate”, “believe”, “could”, “should”, “estimate”, “intend”, “may”, “plan”, “guidance”, “will”, and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management’s expectations and beliefs concerning future events affecting the Company and are subject to uncertainties and factors relating to operations and the business environment. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the impact of the COVID-19 pandemic or other contagious illnesses on global economic conditions, on the aviation, commercial, hospitality and institutional industries in general and on the financial position and operating results of our company in particular; intense competition; changing consumer preferences and legislation; ability to preserve client relationships; the Company’s ability to successfully effect its strategic growth plan; difficulty obtaining insurance coverage or obtaining insurance coverage at a reasonable cost; volatility associated with high deductible and high retention insurance programs; risk that insurance reserves are inadequate; losses not covered by insurance; risk management and safety programs do not have the intended effect; risks relating to the Company’s acquisition strategy; risks associated with management type contracts and lease type contracts; deterioration in general economic and business conditions or changes in demographic trends; information technology disruption, cyber-attacks, cyber-terrorism and security breaches; labor disputes; catastrophic events such as natural disasters, pandemic outbreaks and military or terrorist attacks could disrupt business; seasonal fluctuations and the impact of weather-related trends; risk that state and municipal government clients sell or enter into long-term lease type contracts with the Company’s competitors or clients for parking-related assets; risks associated with joint ventures; adverse litigation judgments or settlements; risks associated with operating in a highly regulated environment and the impact of public and private regulations or governmental orders; the impact of Federal health care reform; adverse changes in tax laws or rulings; risks due to the Company’s substantial indebtedness, including failure to comply with credit facility covenants or meet payment obligations which may accelerate repayment of the Company’s indebtedness; lack of availability of adequate capital, financing, or revenues to grow the Company’s business or satisfy liquidity needs; the phase-out of the London Interbank Offered Rate (“LIBOR”) could affect interest rates under our existing credit facility agreement, hedging activity, as well as our ability to seek future financing or otherwise satisfy our liquidity needs; goodwill impairment charges or impairment of long-lived assets; the effectiveness of the actions we have taken to address our liquidity needs and reduce costs; financial difficulties or bankruptcy of major clients; the Company’s ability to obtain performance bonds; failure to attract and retain senior management and other qualified personnel; and actions of activist investors.

For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with U.S. GAAP, the Company considers certain financial measures that are not prepared in accordance with U.S. GAAP. Certain non-GAAP measures, such as adjusted gross profit, adjusted general and administrative expenses (adjusted G&A), adjusted net income attributable to SP Plus (adjusted net income), adjusted net income per share attributable to SP Plus (adjusted EPS), and adjusted EBITDA exclude items that management does not consider indicative of its core performance. Such adjustments include, among other things: (i) restructuring, acquisition and integration related costs, including severance costs resulting from COVID-19; (ii) impairment charges; (iii) non-routine settlements; (iv) the amortization of acquired intangible assets; (v) the impact of non-routine asset sales or dispositions; (vi) the net loss or gains and the financial results related to sold businesses; (vii) gain/loss on termination of joint ventures; and (viii) non-routine tax items. Pre-tax adjustments are tax affected at a statutory tax rate of 27% for 2019 and 2020, for adjusted net income and adjusted EPS purposes.

The Company defines Adjusted EBITDA, a non-GAAP financial measure, as U.S. GAAP net income attributable to the Company before (i) interest expense net of interest income, (ii) provision for income taxes, (iii) depreciation and amortization, (iv) gain on sale of a business or contribution of a business to an unconsolidated entity, (v) gain/loss on termination of joint ventures, and (vi) other items that management does not consider indicative of its core performance, as defined per above. The Company believes that the presentation of adjusted EBITDA provides useful information regarding the Company’s operating performance and are useful measures to facilitate comparisons to our historical and future operating results. The Company’s definition of adjusted EBITDA may not be comparable to similarly titled measures presented by other companies.

The Company defines free cash flow as net cash provided by operating activities, less cash used for investing activities (exclusive of cash used for acquisitions and net after-tax cash proceeds from the sale of businesses or joint venture related assets), less distribution to non-controlling interest, plus the effect of exchange rate changes on cash and cash equivalents. The Company believes that the presentation of free cash flow provides useful information regarding its ability to generate cash flow from business operations after funding capital expenditures, that can be used to, among other things, repay debt, fund strategic acquisitions, and return value to shareholders. The Company’s definition of free cash flow may not be comparable to similarly titled measures presented by other companies.

The Company uses these non-GAAP financial measures, in addition to U.S. GAAP financial measures, to evaluate its operating and financial performance and to compare such performance to that of prior periods and to the performance of its competitors. Additionally, the Company uses these non-GAAP financial measures in making operational and financial decisions and in the Company’s budgeting and planning process. The Company believes that providing these non-GAAP financial measures to investors helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance and consistent with guidance previously provided by the Company. Adjusted gross profit, adjusted G&A, adjusted net income, adjusted EPS, adjusted EBITDA, and free cash flow should not be considered in isolation of, or as alternatives to, or more meaningful indicators of the Company’s operating performance or liquidity than, gross profit, G&A, net income, EPS, or net cash provided by operating activities, as determined in accordance with U.S. GAAP. In addition, the Company’s calculation of these non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

For reconciliations of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures, see the accompanying tables to this release.

Contact:
Connie Jin	Vicky Nakhla
SVP, Corporate Development	ADVISIRY PARTNERS
(312) 274-2105	(212) 750-5800
cjin@spplus.com	vicky.nakhla@advisiry.com

SP Plus Corporation
Consolidated Balance Sheets

	December 31,
(millions, except for share and per share data)	2020	2019
Assets	(unaudited)
Cash and cash equivalents	$13.9	$24.1
Notes and accounts receivable, net	111.2	162.3
Prepaid expenses and other current assets	26.8	24.7
Total current assets	151.9	211.1
Leasehold improvements, equipment and construction in progress, net	53.3	47.9
Right-of-use assets	235.1	431.7
Goodwill	526.6	586.0
Other intangible assets, net	63.1	152.2
Equity investments in unconsolidated entities	10.1	10.2
Deferred taxes	63.8	10.6
Other noncurrent assets, net	33.8	29.9
Total noncurrent assets	985.8	1,268.5
Total assets	$1,137.7	$1,479.6
Liabilities and stockholders’ equity
Accounts payable	$97.8	$115.3
Accrued and other current liabilities	112.7	121.4
Short-term lease liabilities	82.1	115.2
Current portion of long-term obligations under Senior Credit Facility and other long-term borrowings	25.0	17.9
Total current liabilities	317.6	369.8
Long-term borrowings, excluding current portion	337.1	351.1
Long-term lease liabilities	243.4	327.7
Other noncurrent liabilities	58.2	57.1
Total noncurrent liabilities	638.7	735.9
Total liabilities	$956.3	$1,105.7
Stockholders’ equity
Preferred Stock, par value $0.01 per share; 5,000,000 shares authorized as of December 31, 2020 and 2019, respectively; no shares issued or outstanding	$—	$—
Common stock, par value $0.001 per share; 50,000,000 shares authorized as of December 31, 2020 and 2019; 25,123,128 and 23,088,386 shares issued and outstanding as of December 31, 2020, respectively, and 24,591,127 and 22,950,360 issued and outstanding as of December 31, 2019, respectively	—	—
Treasury stock at cost, 2,034,742 and 1,640,767 shares at December 31, 2020 and 2019, respectively	(70.6)	(55.3)
Additional paid-in capital	261.4	262.6
Accumulated other comprehensive loss	(4.4)	(2.7)
(Accumulated deficit) retained earnings	(3.3)	169.5
Total SP Plus Corporation stockholders’ equity	183.1	374.1
Noncontrolling interest	(1.7)	(0.2)
Total stockholders’ equity	181.4	373.9
Total liabilities and stockholders’ equity	$1,137.7	$1,479.6

SP Plus Corporation
Consolidated Statements of Income

	Three Months Ended December 31,		Twelve Months Ended December 31,
(millions, except for share and per share data)	2020	2019	2020	2019
Services revenue	(unaudited)	(unaudited)	(unaudited)
Lease type contracts	$39.0	$101.3	$189.4	$408.9
Management type contracts	80.0	130.6	359.6	526.0
	119.0	231.9	549.0	934.9
Reimbursed management type contract revenue	125.7	189.6	537.9	728.8
Total services revenue	244.7	421.5	1,086.9	1,663.7
Cost of services
Lease type contracts	37.3	92.4	195.0	366.9
Management type contracts	47.1	85.2	226.5	339.9
	84.4	177.6	421.5	706.8
Reimbursed management type contract expense	125.7	189.6	537.9	728.8
Lease impairment	2.6	—	97.1	—
Total cost of services	212.7	367.2	1,056.5	1,435.6
Gross profit
Lease type contracts	1.7	8.9	(5.6)	42.0
Management type contracts	32.9	45.4	133.1	186.1
Lease impairment	(2.6)	—	(97.1)	—
Total gross profit	32.0	54.3	30.4	228.1
General and administrative expenses	23.5	28.2	85.4	109.0
Depreciation and amortization	5.7	7.6	29.3	29.4
Impairment of goodwill and intangible assets	—	—	135.3	—
Operating (loss) income	2.8	18.5	(219.6)	89.7
Other expense (income)
Interest expense	6.1	4.2	21.5	18.9
Interest income	(0.2)	—	(0.5)	(0.3)
Other expenses	(0.1)	—	0.1	—
Gain on sale of other investments	—	—	(0.3)	—
Total other expenses (income)	5.8	4.2	20.8	18.6
(Loss) earnings before income taxes	(3.0)	14.3	(240.4)	71.1
Income tax (benefit) expense	(3.8)	4.8	(67.5)	19.4
Net (loss) income	0.8	9.5	(172.9)	51.7
Less: Net (loss) income attributable to noncontrolling interest	0.3	0.7	(0.1)	2.9
Net (loss) income attributable to SP Plus Corporation	$0.5	$8.8	$(172.8)	$48.8
Common stock data
Net (loss) income per common share
Basic	$0.02	$0.41	$(8.21)	$2.21
Diluted	$0.02	$0.41	$(8.21)	$2.20
Weighted average shares outstanding
Basic	21,053,049	21,490,882	21,056,061	22,080,025
Diluted	21,165,377	21,600,568	21,056,061	22,208,032

SP Plus Corporation
Consolidated Statements of Cash Flows

	Twelve Months Ended December 31,
(millions)	2020	2019
Operating activities	(unaudited)
Net (loss) income	$(172.9)	$51.7
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Impairments	234.0	—
Depreciation and amortization	29.3	29.3
Non-cash stock-based compensation	0.5	4.9
Provisions for credit losses on accounts receivable	6.4	1.1
Deferred income taxes	(52.5)	4.2
Gain on sale of equity method investment	—	—
Other	2.0	0.5
Changes in operating assets and liabilities
Notes and accounts receivable	44.6	(12.7)
Prepaid and other current assets	(2.1)	(6.9)
Accounts payable	(17.5)	5.2
Accrued liabilities and other	(31.6)	(1.3)
Net cash provided by operating activities	40.2	76.0
Investing activities
Purchase of leasehold improvements and equipment	(8.4)	(10.2)
Cost of contracts purchased	(2.6)	(2.6)
Proceeds from sale of other investments and equipment	1.2	0.3
Proceeds from sale of equity method investment	—	—
Noncontrolling interest buyout	(1.7)	—
Acquisition of business, net of cash acquired	—	—
Net cash used in investing activities	(11.5)	(12.5)
Financing activities
Proceeds from credit facility revolver	484.1	455.6
Payments on credit facility revolver	(488.4)	(470.6)
Proceeds from credit facility term loan	—	—
Payments on credit facility term loan	(11.3)	(11.3)
Payments of debt issuance costs	(1.7)	—
Payments on other long-term borrowings	(5.0)	(2.3)
Distributions to noncontrolling interest	(1.4)	(3.2)
Repurchases of common stock	(15.3)	(47.6)
Net cash (used in) provided by financing activities	(39.0)	(79.4)
Effect of exchange rate changes on cash and cash equivalents	0.1	0.1
(Decrease) in cash and cash equivalents	(10.2)	(15.8)
Cash and cash equivalents at beginning of year	24.1	39.9
Cash and cash equivalents at end of year	$13.9	$24.1
Supplemental Disclosures
Cash paid during the period for
Interest	$18.8	$17.9
Income taxes	$2.4	$15.3

SP Plus Corporation
Supplemental Financial Information - Reconciliation of Adjusted Gross Profit, Adjusted G&A, Adjusted Net Income, and Adjusted Net Income Per Share
(millions, except for share and per share data) (unaudited)
	Three months ended		Twelve months ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Gross profit
Gross profit, as reported	$32.0	$54.3	$30.4	$228.1
Add: COVID-19 related severance and other restructuring and integration costs	—	—	1.1	—
Add: Non-cash impairment charges	2.6	—	97.1	—
Adjusted gross profit	$34.6	$54.3	$128.6	$228.1

General and administrative expenses
General and administrative expenses, as reported	$23.5	$28.2	$85.4	$109.0
Subtract: COVID-19 related severance and other restructuring and integration costs	(0.6)	—	(6.5)	(1.3)
Subtract: Non-cash impairment charges	(0.3)	—	(1.6)	—
Other, rounding	(0.1)	—	—	—
Adjusted G&A	$22.5	$28.2	$77.3	$107.7

Net income (loss) attributable to SP Plus
Net income (loss) attributable to SP Plus, as reported	$0.5	$8.8	$(172.8)	$48.8
Add: COVID-19 related severance and other restructuring and integration costs	0.6	—	7.6	1.3
Add: Non-cash impairment charges	2.9	—	234.0	—
Add/Subtract: Other expenses	(0.1)	—	0.1	—
Subtract: Gain on sale of other investments	—	—	(0.3)	—
Add: Amortization of acquired intangibles	2.2	3.8	13.2	15.1
Net tax effect of adjustments	(1.5)	(1.0)	(68.7)	(4.4)
Non-routine tax	(4.2)	0.1	(3.8)	(0.3)
Other, rounding	0.1	0.1	—	—
Adjusted net income attributable to SP Plus	$0.5	$11.8	$9.3	$60.5

Net income per share, as reported
Basic	$0.02	$0.41	$(8.21)	$2.21
Diluted	$0.02	$0.41	$(8.21)	$2.20

Adjusted net income per share
Basic	$0.02	$0.55	$0.44	$2.74
Diluted	$0.02	$0.55	$0.44	$2.73

Weighted average shares outstanding
Basic	21,053,049	21,490,882	21,056,061	22,080,025
Diluted	21,165,377	21,600,568	21,056,061	22,208,032
Diluted (applicable for adjusted)	21,165,377	21,600,568	21,157,728	22,208,032

SP Plus Corporation
Supplemental Financial Information - Reconciliation of Net Income to Adjusted EBITDA
(millions) (unaudited)
	Three months ended		Twelve months ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income (loss) attributable to SP Plus, as reported	$0.5	$8.8	$(172.8)	$48.8
Add (subtract):
Income tax (benefit) expense	(3.8)	4.8	(67.5)	19.4
Interest expense, net	5.9	4.2	21.0	18.6
Gain on sale of other investments	—	—	(0.3)	—
Other expenses	(0.1)	—	0.1	—
Depreciation and amortization expense	5.7	7.6	29.3	29.4
Non-cash impairment charges	2.9	—	234.0	—
COVID-19 related severance and other restructuring and integration costs	0.6	—	7.6	1.3
Other, rounding	0.1	—	—	—
Adjusted EBITDA	$11.8	$25.4	$51.4	$117.5

SP Plus Corporation
Free Cash Flow
(millions) (unaudited)
	Three months ended		Twelve months ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net cash provided by operating activities	$12.3	$21.0	$40.2	$76.0
less: Net cash (used in) investing activities	(2.5)	(4.2)	(11.5)	(12.5)
plus/minus: Gain/Loss on termination of joint ventures	—	—	1.4	—
less: Distribution to noncontrolling interest	(0.3)	(0.9)	(1.4)	(3.2)
plus/minus: Effect of exchange rate changes on cash and cash equivalents	0.4	0.1	0.1	0.1
Other, rounding	(0.1)	—	(0.1)	(0.1)
Free cash flow	$9.8	$16.0	$28.7	$60.3

SP Plus Corporation
Commercial Segment Facilities

	December 31, 2020	December 31, 2019	December 31, 2018
Leased facilities	445	609	628
Managed facilities	2,539	2,560	2,514
Total facilities	2,984	3,169	3,142